Q1-2007 Conference Call Q1-2007 Conference Call February 15, 2007 February 15, 2007 Exhibit 99.2

Photronics Confidential Q1 2007 $0.13 Adjusted EPS (0.04) Less: Impact of gain on sale of facility $0.17 “GAAP” EPS First Quarter Results-EPS First Quarter Results-EPS

Photronics Confidential
$115 $106 Total
(5) (9) High-End- 90nm and below
(19) (15) High-End- G6 and above
23%
20
$86
Q1
Q1
2007
2007
21%
25
$90
Q4
Q4
2006
2006
Total High-End %
FPD Revenue
IC Revenue
Sequential Quarterly Revenue (IC/FPD)
Sequential Quarterly Revenue (IC/FPD)
in millions
in millions

MPMTC –
MPMTC –
Photronics -
Photronics -
Micron Joint Venture
Micron Joint Venture
Micron
Technology
TAM $90M
Other
Merchant
Mask Makers
Photronics
Photronics
(100% owned)
Mask facilities
Once qualified at MU
NanoFab
(100% PLAB owned)
Operational end
2007 at 65 nm + below
$150M
MP Mask Technology JV
49.9% PLAB  $  65M tangible
50.1%  MU     $  70M intangible
$135M
(Former MU captive mask fab)
5
6
2
3
4
1
1
2
3
4
5
6
Micron places mask orders through PLAB under
Supply Agreement
PLAB subcontracts MP Mask for Micron’s in house
demand.  Receives up to $5M commission annually
PLAB to receive minimum 2/3 outsourced Micron
orders, once qualified
Time delayed technology transfer
Up to 1/3 excess demand
~ 80% Mask demand, fully load MPMTC
7
PLAB to use MP Mask excess capacity for own
customers (estimated $5M - $10M annually)
3
7